EXHIBIT 99.2

                          SYNERGY RESOURCES CORPORATION

                                DELIVERING ENERGY
                               DELIVERING RESULTS

                          April Corporate Presentation

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in Company's periodic filings on Edgar with the US Securities and Exchange Commission.

                       www.synergyresourcescorporation.com

                                20203 Highway 60
                              Platteville, CO 80651
                                  970-737-1073

                               Stock Symbol: SYRG

Management

Edward Holloway
President, Chief Executive Officer, Director

     Mr. Holloway has been a leading oil and gas executive in the Rocky Mountain region for over 25 years. He co-founded Cache Exploration Inc., an oil and gas company that drilled over 300 wells, and sold its assets to LYCO Energy Corporation in 1987. He rebuilt Cache Exploration and sold the entire company to Southwestern Production a decade later. He then co-founded Petroleum Management, LLC and Petroleum Exploration & Management, LLC. Collectively, these companies distribute over 25 million gallons of fuel annually and own/operate over 70 oil and gas properties throughout Colorado and Wyoming. Mr. Holloway has particular expertise in the Denver-Julesburg Basin, having served on the Board of the Denver-Julesburg Petroleum Association. Mr. Holloway is also a past President of the Colorado Oil & Gas Association. Mr. Holloway graduated from the University of Northern Colorado with a B.S. in Finance.
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William E. Scaff, Jr.
Vice-President, Treasurer, Director

     Mr. Scaff has over 20 years experience in all aspects of oil and gas finance, exploration, production and marketing. Previously, he oversaw financial and credit transactions for Dresser Industries, a Fortune 50 oilfield equipment company. After serving as a regional manager with TOTAL Petroleum, Mr. Scaff co-founded Petroleum Management, LLC, in 1997 and Petroleum Exploration &
Management, LLC in 2001. Over the past decade these companies have achieved significant success, and have operated oil and gas properties as partners with some of the world's largest energy companies. He is a recognized leader in oil field management and in operating wells to maximum efficiency and longevity. Mr. Scaff is on the Board of Trustees of the Colorado/Wyoming Petroleum Marketers Association. Mr. Scaff graduated from the University of Colorado with a B.S. in Finance.

Board of Directors

Edward Holloway                     William E. Scaff, Jr.
---------------                     ---------------------
Director - June 2008                Director - June 2008

Raymond E. McElhaney                Bill M. Conrad
--------------------                --------------
Director - May 2005                 Director - May 2005

R.W. "Bud" Noffsinger, III*         Benjamin J. Barton*
---------------------------         -------------------
Director - June 2008                Director - September 2009

Rick Wilber*
------------
Director - June 2008

Introducing newest board member:

George Seward*
--------------
Director - July 2010

Prior to joining the Board, Mr. Seward was most notably a co-founder and Board member of Prima Energy (formerly Nasdaq: PENG), guiding the company from early-stage development to the sale to Petro-Canada for $534 million. Prima Energy created tremendous shareholder value, for example $20,000 worth of original stock in 1980 was valued at $3,000,000 at the time of sale in 2004. Mr. Seward also serves as President of Pocito Oil and Gas (a limited production company in Northeast Colorado, Southwest Nebraska and Western Kansas), President of George Seward Alternative Energy, Partner in Schramm Feedlot (a 25,000 head cattle feeding operation), Founder of Power Genetics (a cattle verification
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processing  organization),  and holds his Colorado Real Estate  Brokers  License
(currently licensed with Cummings Realty). Mr. Seward graduated from Colorado State University in 1973 with a major in Political Sciences.

* Denotes an Independent Director

Company Snapshot

Synergy Resources Corporation is an independent operator in the exploration and production of crude oil and natural gas focusing on the Denver-Julesburg Basin (the "D-J Basin"). Synergy identifies opportunities, acquires acreage, drills and develops producing wells by leveraging its extensive experience and relationships in the D-J Basin. Synergy Resources Corporation is a D-J Basin Pure Play Operator with...

    - Approximately 116,000 gross acres under lease (approximately 100,000 net)

    - 60 wells consisting of 48 producing wells, 2 shut-in wells and 10 wells in-completion

         o Net Wells: 46.1
         o Average Working Interest: 75%
         o Synergy currently operates 88% of its wells

    - Drilled and completed 36 wells under $500,000 cost per well average

         o Recently drilled 9 additional wells which are in-completion stage

    - 200+ Lower-risk drilling locations currently identified

         o In process of permitting 100+ wells in the Wattenberg Field

    - Potential 20+ Horizontal Niobrara Wells in the Wattenberg Field

    - Estimated 75,000 BOE reserves per Vertical Wattenberg Well

    - Favorable oil and gas contracts in place

         o Management  has an excellent  relationship  with Suncor Energy and
           Duke   Conoco   Phillips   (crude  and   natural   gas purchasers)

Creating Shareholder Value

  Ticker Symbol: SYRG.OB  ($4.70/shr closing price 04/05/11)

                                                            Values in (000s)

  Cash (as of 02/28/11)                                         $21,162

  Market Capitalization (as of 03/08/11)                       $160,209

  Shares Outstanding (as of 04/05/11)                            34,087

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  Warrants Outstanding (wtd avg ex price $5.92) (as of
    02/28/11)                                                    15,247

  Options Outstanding (wtd avg ex price $5.32) (as of
    02/28/11)                                                     4,270

  Insider Ownership (as of 02/28/11)                               23.4%

  August 31 Fiscal Year-End

  Reserve Engineer:  Ryder Scott & Company

RECENT DEVELOPMENTS

Jan 12, 2011 - Closed on $18mm Private Placement ($16.7mm net) at $2.00 per share.

Mar 21, 2011 - Closed on monetization of 2,384 net acres for $5,244,517 or approximately $2,200 per acre.

Mar 21, 2011 - Closed on leases totaling 89,805 gross acres (approx 80,274 net). Also acquired 5,724 acres at the Colorado state oil and gas auction.

March 31, 2011 - All $18mm in convertible promissory notes has converted into common stock.

Recent Developments

D-J Basin Facts

  o The Denver-Julesburg Basin (D-J Basin) is a hydrocarbon-rich area centered in northeast Colorado that extends into southeast Wyoming, western Nebraska and Kansas.

  o The D-J Basin includes the Niobrara shale formation, which is showing promise to be the next prolific horizontal resource.

  o Relative to other producing regions, the D-J Basin is considered a "Legacy Top 10 U.S. Field"

  o The Wattenberg Field (in the D-J Basin) is the 7th largest field in the U.S. in terms of proved gas reserves and 9th in production.

  o It also ranks 18th in oil reserves and 26th in production with over 20,000 wells drilled.

  o In late 2005, a change to 20 acre spacing in this field is estimated to add an incremental 1.6 trillion cubic feet to the recoverable reserve base.

Current Producers in the Wattenberg and D-J Basin

Some of the large independents active in the region are giving further validity to the play:
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    o Chesapeake Energy Corporation (NYSE: CHK) - Market Cap 21.21B

       - Recently sold part of their interest in the Niobrara for over $4,800 per acre total consideration

    o Noble Energy (NYSE:NBL) - Market Cap $16.92B

       - Has 6 vertical rigs and 2-3 horizontal rigs in the region, expanding to 5 horizontal rigs in 2011

    o EOG Resources (NYSE: EOG) - Market Cap $29.34B

       - Has 3 rig drilling program in the region and plan on 40 new wells in 2011

    o Anadarko Petroleum (NYSE: APC) - Market Cap $40.58B

       - Plans to drill 470-500 vertical wells, 20-30 horizontal wells, and refrac 500+ zones in 2011

    o Petroleum Development  Corporation  (NasdaqGS:  PETD) - Market Cap $1.10B

    o EnCana (NYSE: ECA) - Market Cap $25.66B

    o Marathon Oil (NYSE: MRO) - Market Cap $37.52B

       - Entered into a joint venture with Marubeni Corp, in which a subsidiary of Mauribeni will pay $270 million for a 30% working interest in MRO's 180,000 net acres in the Niobrara formation equating to roughly $5,000 per acre.

Source: Clouser, Gary. "The Denver-Julesburg Basin Delights." Oil and Gas Investor, November, 2007. and company investor presentations
Market values as of April 4, 2011
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Wattenberg Field - D-J Basin

     Niobrara potential exists in the entire basin, not just the Wattenberg field

Synergy Resources Corporation 45 Wells Drilled (40 Completed)

      o   Wattenberg Field
      o   TK Farms Wells-Sec.36, T7N, R66W- 5 wells in production
      o   Northridge Wells-Sec.4, T5N, R66W- 6 wells in production
      o   Wiedeman Wells-Sec.32, T6N, R66W- 4 wells in production
      o   Meyer Wells-Sec.21, T5N, R66W- 7 wells in production
      o   State Wells-Sec.16, T4N, R67W -8 wells in production
      o   M&T Farm Wells- Sec.10, T6N, R65W - 6 wells in production
      o   Pratt Wells- Sec.29, T1N, R68W- 9 wells drilled (5 in completion)


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Strengths of the Wattenberg Field

      o   Low drilling and completion costs

        - Estimated $550,000 per well

      o   Rapid return on investment

        - 8 to 18 month payback

      o   High success rate of drilling

        - Over 99% of the wells in the Wattenberg Field are completed

      o   Rich in drilling opportunities

        - 20 acre spacing

      o   Low lifting costs

        - Less than $3 per barrel

      o   Natural gas rich in liquids

        - High BTU content

      o   Long life production and reserves

        - 30 years +

      o   Takeaway capacity has been enhanced in the Rocky Mountain Region

 New Technology

Synergy Resources Corporation is at the forefront of applying new technology to improve drilling efficiency, to reduce costs and to maximize well production including:

      o   The use of directional drilling,

        - reduces drilling costs, increases drilling success rates and reduces environmental impact

      o   New well completion and stimulation techniques

        - can triple the extraction of reserves over the life of the well

      o   New techniques to increase the flow rates of wells

        - increases cash flow and investment returns

Source: Schlumberger Ltd.

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Newly Acquired Acreage

      o In March, completed addition of 89,805 gross acres (approximately 80,000 net)

      o Also acquired 5,724 acres in Larimer, Park and Yuma Counties at the Colorado state oil and gas auction

      o Now one of the largest pure play D-J Basin acreage holders with 116,000 gross (approx 100,000 net)

Acreage and Well Growth

                1Q/Nov.   2Q/Feb.   3Q/May   4Q/Aug.   1Q/Nov.   2Q/Feb.
                  2009     2010      2010     2010      2010       2011
                --------------------------------------------------------
 Gross Acres     7,210   13,301    13,461    13,517    19,792    116,000
 Net Acres       6,670   11,075    11,118    11,174    13,556    100,000

 Gross Wells         2        6        13        24        46         60
 Net Wells        0.75      3.8       9.1      16.8      32.6       46.1


Revenue Growth Per Quarter

                1Q/Nov.   2Q/Feb.   3Q/May   4Q/Aug.   1Q/Nov.   2Q/Feb.
                  2009     2010      2010     2010       2010     2011
                --------------------------------------------------------
   Oil         $46,205  $198,392  $342,594  $854,372  $1,153,779  $1,631,905
 Gas           $ 6,581  $137,333  $264,659  $308,308  $  289,816  $  401,782


Wattenberg Vertical vs D-J Basin Horizontal Niobrara Well

                                       Vertical     Horizontal
                                      D-J Basin      Niobrara
                                         Well          Well
----------------------------------------------------------------

Cost to Drill and Complete Each Well    $600,000     $3,300,000

# of Wells                                  5.50           1.00
                                      -----------  -------------
Total Cost To Drill & Complete Wells  $3,300,000     $3,300,000

Est. Ultimate Recovery (EUR) Per
Well (BOEs)                               75,000        300,000

# of Wells                                  5.50           1.00
                                      -----------  -------------

Total EUR in BOEs                        412,500        300,000

----------------------------------------------------------------
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----------------------------------------------------------------
Assumptions:
  Oil Market Price                        $90.00         $90.00
  Gas Market Price                         $4.00          $4.00
  Mix of Oil                                 60%            60%
  Cost to Re-Fracture Stimulate
(included in NPV)                       $150,000             $0
  Assume Re-Fracture Every 5 Years           Yes             No
  Net Revenue Interest                       80%            80%
  Production Tax Rate                        11%            11%
  Time Value of Money Discount               10%            10%
Gross Net Present Value               $1,140,000     $7,543,000

# of Wells                                  5.50           1.00
                                      -----------  -------------
Total Gross Net Present Value         $6,270,000     $7,543,000

Success Rate (Probability)                  100%      60% - 80%

Adjusted NPV Using Mid-Point of
Probability                           $6,270,000     $5,280,100
----------------------------------------------------------------

Assumptions

    o Does not include lease costs
    o Vertical D-J Basin Well is modeled upon producing a single zone Codell well with two refracs

Source:  Beskow,  Marty.  Northland  Capital  Markets  Equity  Research.
February, 2011.

Summary

The management team has a very well-defined and clear plan for creating shareholder value which includes:

       -    Continuing to expand our acreage footprint
       - Utilizing an aggressive program of drilling oil and gas wells in proven areas with a relatively predictable return and low-risk history leveraging the management teams experience and expertise in the Basin
       - Leave the Niobrara potential behind pipe until the best practices are vetted out by the larger players
       -    Move forward to a listing on a national exchange